EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of American Realty Investors, Inc. (the “Company”), on Form 10-Q for the period ended March 31, 2005, as filed with Securities Exchange Commission on the date hereof (the “Report”), the undersigned Chairman of the Board and the Controller (Acting Principal Financial and Accounting Officer), hereby certify, to the best of my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 16, 2005	/s/ Ted P. Stokely
Ted P. Stokely
Chairman of the Board

/s/ Allen M. Wilson, Jr.
Allen M. Wilson, Jr.
Controller
(Acting Principal Financial and Accounting Officer)